Exhibit 10.45
FOURTEENTH AMENDMENT TO THE
PERFORMANCE FOOD GROUP COMPANY
EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
     WHEREAS, Performance Food Group Company (the “Company”) maintains the Performance Food Group Company Employee Savings and Stock Ownership Plan, as amended and restated effective as of January 1, 2002 (the “Plan”); and
     NOW, THEREFORE, the Plan is hereby amended, effective as of the dates set forth therein, as follows:
     1. Section 1.42 (“Service”) is amended to redesignate subparagraphs (z) and (aa) as subparagraphs (aa) and (bb), respectively, and to add a new subparagraph (z) to provide as follows:
     (z) Effective as of July 16, 2007, Service shall include credited service with O’Charley’s, Inc. or any subsidiary or affiliate thereof (collectively, “O’Charley’s”), for those employees of O’Charley’s hired by the Company or any subsidiary or affiliate thereof, on or after July 16, 2007, in connection with the sale of certain assets of O’Charley’s to the Company, subject to the service rules of Section 5.2.
     2. Section 2.1 is amended to redesignate subparagraphs (x) and (y) as subparagraphs (z) and (aa), respectively, and to add a new subparagraph (y) to provide as follows:
     (y) Notwithstanding subparagraphs (a) and (b), employees of O’Charley’s, Inc. or any subsidiary or affiliate thereof, who become employees of the Company or any subsidiary or affiliate thereof on or after July 16, 2007, in connection with the sale of certain assets of O’Charley’s to the Company, and who, as of their date of hire by the Company, had satisfied the service eligibility requirements of subparagraph (b), and are Employees and are not Ineligible Employees, shall become Participants in the Plan on their date of hire by the Company or any subsidiary or an affiliate thereof, or as soon thereafter as is administratively practicable.
     3. Plan section 3.2(b) is amended, effective January 1, 2008, to revise subparagraph (i)(A) to read as follows:
     (A) As set forth in Plan section 2.1(c), a Participant who does not elect affirmatively to participate in the Plan prior to the date on which he is first eligible shall be enrolled automatically in the Plan as soon as administratively practicable following the date such Participant first becomes eligible and on January 1, 2008, if he does not have an Elective Deferral election in place on such date. Effective for Eligible Employees whose Employment Commencement Date is on or after January 1, 2006, and prior to January 1, 2008, and who first become eligible pursuant to the requirements set forth in Plan section 2.1 on or after January 1, 2006, such Participant’s automatic Elective Deferral percentage shall equal one percent (1%) until January 1, 2008, at which time such Participant’s automatic Elective Deferral percentage shall become subject to the following sentences. Effective January 1, 2008, a Participant’s automatic Elective Deferral percentage shall equal two percent (2%). In addition, a Participant whose Elective Deferral percentage currently effect on December 31, 2007, equals one percent (1%) shall automatically be increased to two percent (2%) as of January 1, 2008. The Plan Administrator shall provide reasonable notice and opportunity to each Eligible Employee to decline participation or to elect a different deferral percentage. The Plan Administrator shall notify periodically each Participant of his Elective Deferral percentage and such Participant’s right to change the percentage to an amount not less than one percent (1%) as of January 1, 2006, including the procedure for exercising that right and the timing for implementation of any such election.
     4. Plan section 5.3(d) is amended to revise the first paragraph to read as follows:
     If a Participant described in subparagraph (b)(ii) is not reemployed before he has a five-year Period of Severance, the non-vested portion of his Account shall be forfeited as of the date on which the Participant has a five-year Period of Severance. Notwithstanding the preceding, upon approval by the Internal Revenue Service, if a Participant described in subparagraph (b)(ii) is not reemployed before he has a one-year Period of Severance, the non-vested portion of his Account shall be forfeited as of the date on which the Participant has a one-year Period of Severance. If such Participant is reemployed before he has a five-year Period of Severance the Participant’s vested interest in his Accounts derived from Employer contributions subject to the vesting requirements of Section 5.1 at any later point in time (referred to below as the “date of the computation”) shall be the amount (“X”) determined by the following formula
     5. Plan section 5.3 is amended to add the following subsection (e) and to rename subsection (e) as subsection (f):
     (e) If (i) a Participant is re-employed before he has a five-year Period of Severance (ii) he had received a distribution under Plan section 6.01 of the full value of his vested benefit but such value was less than the then full value of the amount standing to his credit at the time of his prior termination of his service (including any credit in respect of the Plan Year in which his service terminated) and (iii) he repays in cash, within five years after the date he is re-employed, the amount that was distributed to him with respect to such prior termination, then an amount equal to the full amount that was standing to his credit at the time of his prior termination shall be re-credited to his accounts in one or more of the investment funds (other than Company Stock), as selected by the Participant. In any such case, the Company shall pay into the Plan the excess of the amount to be so re-credited over the amount repaid by the Participant. No reinstatement of amounts shall occur upon a Participant’s reemployment except to the extent provided above.

     IN WITNESS WHEREOF, the Company has caused this Amendment to the Performance Food Group Company Employee Savings and Stock Ownership Plan to be executed on this ___day of                     , 2007.

PERFORMANCE FOOD GROUP COMPANY
By: